UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2014

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2014, TriMas Company LLC (“TriMas LLC”), a wholly owned subsidiary of TriMas Corporation (“TriMas Corp.”), consummated the borrowing of $275 million of incremental term loans (the “Incremental Tranche A Term Loans”) under the Credit Agreement, dated as of October 16, 2013, among TriMas Corp., TriMas LLC, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, J.P. Morgan Europe Limited, as Foreign Currency Agent, and the other agents party thereto (as amended, the “Credit Agreement”).

The Incremental Tranche A Term Loans will bear interest at the London Interbank Offered Rate (“LIBOR”) plus 1.875% (subject to step-ups up to LIBOR plus 2.125% or step-downs down to LIBOR plus 1.375%, based on the leverage ratio). The Incremental Tranche A Term Loans amortize in quarterly installments of approximately $3.6 million beginning in March 2015 through December 2016, and in quarterly installments of approximately $5.4 million from March 2017 through September 2018, with a final payment of the remaining term loan balance due on October 16, 2018.

The existing obligations and Incremental Tranche A Term Loans of TriMas LLC under the Credit Agreement are guaranteed by TriMas Corp. and certain of TriMas LLC’s domestic subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of TriMas Corp., TriMas LLC and the Subsidiary Guarantors, including but not limited to: (a) pledges of and first priority perfected security interests in 100% of the equity interests of TriMas LLC and certain of TriMas LLC’s and the Subsidiary Guarantors’ domestic subsidiaries and 65% of the equity interests of certain of TriMas LLC’s and the Subsidiary Guarantors’ foreign subsidiaries and (b) perfected first priority security interests in substantially all other tangible and intangible assets of TriMas Corp., TriMas LLC and the Subsidiary Guarantors, subject to certain exceptions. Amendments to the Credit Agreement were made in connection with the Incremental Tranche A Term Loans and primarily increased TriMas Corp.’s ability to make restricted payments subject to achieving certain leverage levels and other administrative requirements. The Credit Agreement contains affirmative and negative covenants that TriMas Corp. and TriMas LLC believe are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on capital expenditures, asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with affiliates. The Credit Agreement also requires TriMas Corp. and TriMas LLC to maintain a maximum leverage ratio and minimum interest coverage ratio. Upon the occurrence of customary events of default set forth in the Credit Agreement, including payment defaults, breaches of covenants, a change of control and insolvency/bankruptcy events, the Administrative Agent may and, upon the request of a majority of the lenders, shall, accelerate repayment of the loans and cancel all of the commitments outstanding under the Credit Agreement.

Proceeds from borrowings under the Credit Agreement were used to (i) pay in part the purchase price for the acquisition (the “Acquisition”) of Allfast Fastening Systems, Inc. (“Allfast”) described under Item 2.01 below, (ii) finance the refinancing or repayment (the “Refinancing”) of certain existing Indebtedness of Allfast and its subsidiaries and (iii) pay the fees, costs and expenses incurred in connection with the Acquisition, the Refinancing and the incurrence of the Incremental Tranche A Term Loans.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which has been filed as part of Exhibit 10.1 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 19, 2014, TriMas Corp. and its subsidiary, TriMas UK Aerospace Holdings Limited (the “Buyer”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Allfast and the sole stockholder of Allfast pursuant to which the Buyer agreed to purchase all of the outstanding equity of Allfast for $357 million in cash, on a cash-free, debt-free basis and subject to working capital and tax adjustments. On October 17, 2014, the Buyer consummated the acquisition of Allfast pursuant to the terms of the Stock Purchase Agreement.

Allfast is a manufacturer of solid and blind rivets, blind bolts, temporary fasteners and installation tools for the aerospace industry and is headquartered in Southern California.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 20, 2014, TriMas issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the consummation of the acquisition of Allfast, including the borrowing of Incremental Term Loans under the Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

TriMas Corp. will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

TriMas Corp. will provide the pro forma financial statements required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of September 19, 2014, among TriMas UK Aerospace Holdings Limited, TriMas Corporation, Allfast Fastening Systems, Inc., The James and Eleanor Randall Trust dated June 1, 1993 and James H. Randall*

10.1	Incremental Facility Agreement and Amendment, dated as October 17, 2014, among TriMas Company LLC, the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, the Incremental Tranche A Term Lenders and the other Lenders party thereto

99.1	Press Release dated October 20, 2014

*	Certain exhibits and schedules have been omitted and the registrant agrees to furnish a copy of any omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	October 20, 2014	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of September 19, 2014, among TriMas UK Aerospace Holdings Limited, TriMas Corporation, Allfast Fastening Systems, Inc., The James and Eleanor Randall Trust dated June 1, 1993 and James H. Randall*

10.1	Incremental Facility Agreement and Amendment, dated as October 17, 2014, among TriMas Company LLC, the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, the Incremental Tranche A Term Lenders and the other Lenders party thereto

99.1	Press Release dated October 20, 2014

*	Certain exhibits and schedules have been omitted and the registrant agrees to furnish a copy of any omitted exhibits and schedules to the Securities and Exchange Commission upon request.